SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SOLAR ENERGY LIMITED
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0418364 (IRS Employer Identification Number)

145-925  West Georgia Street, Vancouver British Columbia V6C 3L2
(Address of principal executive offices)

The 2006 Benefit Plan of Solar Energy Limited
(Full Title of the plan)

The Company Corporation

2711 Centerville Road, Suite 400, Wilmington, Delaware 19800
(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (800) 818-0204

CALCULATION OF REGISTRATION FEE

Title of securities to	Amounts to be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered	Offering Price per	Aggregate offering	Registration
		Share (1)	Price	Fee
Common Stock	2,500,000	$ 0.565	$ 1,412,500	$ 151.14

(1)     Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant’s common stock as of December 8, 2006, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The 2006 Benefit Plan of Solar Energy Limited

Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) prospectus that will be delivered to each employee, consultant, or director who participates in the 2006 Benefit Plan of Solar Energy Limited.

Registration Statement Item Numbers and Headings                                Prospectus Heading

1.     2006 Benefit Plan Information                                                                  Section 10(a) Prospectus

2.     Registrant Information and                                                                        Section 10(a) Prospectus

         Employee Plan Annual Information

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Solar Energy Limited, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

1.     The Company’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005.

2.     All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2005.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company’s Form 10-SB12G/A filed with the Commission on May 17, 2000, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See “Item 3. Incorporation of Documents by Reference.”)

Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the Registration Statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

Delaware General Corporations law (“DCL”) permits a Delaware corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct that could be characterized as negligence or gross negligence. However, DCL provides that the charter cannot eliminate or limit liability for (a) breaches of the director’s duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) unlawful distributions, or (d) the receipt of improper personal benefits. DCL further provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date that such provision becomes effective.

The Company’s Certificate of Incorporation indemnifies its directors against liabilities incurred with respect to their service as directors, except in certain instances. The Company will not indemnify actions taken by directors that involve (a) breaches of the director’s duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) unlawful distributions, purchases or redemptions or (d) the receipt of improper personal benefits. The Company has not entered into individual indemnity agreements with its officers or directors.

Item 7. Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this Registration Statement.

Item 8. Exhibits

The exhibits attached to this Registration Statement are listed in the Exhibit Index on page 5.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	To treat, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”),each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 8, 2006.

Solar Energy Limited

By: /s/ Andrew Wallace

Andrew Wallace, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Wallace with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                               Date

/s/ Nora Coccaro            Director                        December 8, 2006

Nora Coccaro

/s/ Andrew Wallace         Director                        December 8, 2006

Andrew Wallace

/s/ William Sherban          Director                        December 8, 2006

William Sherban

INDEX TO EXHIBITS

Commission Ref. No. Exhibits	Description of Exhibit	Page
A 4(i)	2006 Stock Benefit Plan of the Company	Attached
B 4(ii)	Section 10(a) Prospectus*	Attached
C 5,23(b)	Opinion and consent of Counsel with respect to the legality of the issuance of securities being issued	Attached
D 23(a)	Consent of Accountant	Attached